Exhibit 99.2
TRANSACTIONS IN UNITS DURING THE PAST SIXTY DAYS
BY THE REPORTING PERSONS
     The following table sets forth all transactions with respect to Units effected in the past sixty (60) days by any of the Reporting Persons inclusive of any transaction effected as of 5:30 p.m. Eastern Standard Time, on September 28, 2007.

Identity of Person	Transaction Dates	Units Acquired	Price Per Unit	Transaction Type

Trust Venture Company, LLC	7/31/07	3,800	$8.99	Open Market

Trust Venture Company, LLC	8/1/07	11,400	$9.00	Open Market

Trust Venture Company, LLC	8/2/07	5,350	$8.78	Open Market

Trust Venture Company, LLC	8/3/07	25,000	$8.80	Open Market

Trust Venture Company, LLC	8/6/07	3,200	$8.65	Open Market

Trust Venture Company, LLC	8/7/07	8,900	$8.86	Open Market

Trust Venture Company, LLC	8/8/07	8,600	$8.90	Open Market

Trust Venture Company, LLC	8/9/07	12,099	$8.82	Open Market

Trust Venture Company, LLC	8/10/07	9,400	$8.85	Open Market

Trust Venture Company, LLC	8/13/07	11,800	$8.96	Open Market

Trust Venture Company, LLC	8/14/07	7,300	$9.00	Open Market

Trust Venture Company, LLC	8/15/07	13,100	$9.00	Open Market

Trust Venture Company, LLC	8/16/07	5,000	$8.95	Open Market

Trust Venture Company, LLC	8/17/07	7,700	$9.00	Open Market

Trust Venture Company, LLC	8/20/07	4,800	$9.00	Open Market

Trust Venture Company, LLC	8/21/07	4,200	$8.97	Open Market

Trust Venture Company, LLC	8/22/07	5,400	$8.96	Open Market

Trust Venture Company, LLC	8/23/07	4,350	$9.00	Open Market

Trust Venture Company, LLC	8/24/07	4,800	$9.02	Open Market

Trust Venture Company, LLC	8/27/07	3,900	$9.03	Open Market

Trust Venture Company, LLC	8/28/07	55,000	$9.00	Open Market

Trust Venture Company, LLC	8/29/07	2,600	$9.00	Open Market

Trust Venture Company, LLC	8/30/07	200	$9.00	Open Market

Trust Venture Company, LLC	8/31/07	2,135	$9.02	Open Market

Trust Venture Company, LLC	9/4/07	1,000	$9.05	Open Market

Trust Venture Company, LLC	9/5/07	15,900	$9.05	Open Market

Trust Venture Company, LLC	9/6/07	2,500	$9.00	Open Market

Trust Venture Company, LLC	9/7/07	2,416	$9.02	Open Market

Trust Venture Company, LLC	9/10/07	6,800	$9.07	Open Market

Trust Venture Company, LLC	9/11/07	2,500	$9.06	Open Market

Trust Venture Company, LLC	9/12/07	1,000	$9.10	Open Market

Trust Venture Company, LLC	9/13/07	3,700	$9.10	Open Market

Trust Venture Company, LLC	9/14/07	10,700	$9.06	Open Market

Trust Venture Company, LLC	9/17/07	1,200	$9.09	Open Market

Trust Venture Company, LLC	9/18/07	1,500	$9.10	Open Market

Trust Venture Company, LLC	9/19/07	4,100	$9.10	Open Market

Trust Venture Company, LLC	9/21/07	100	$9.10	Open Market

Trust Venture Company, LLC	9/24/07	2,700	$9.20	Open Market

Trust Venture Company, LLC	9/25/07	1,400	$9.37	Open Market

Trust Venture Company, LLC	9/27/07	26,000	$9.53	Open Market

Trust Venture Company, LLC	9/28/07	19,136	$9.88	Open Market